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                                                                   EXHIBIT 99.1



THE MEN'S WEARHOUSE, INC.



NEWS RELEASE



                 MEN'S WEARHOUSE ANNOUNCES PROPOSED OFFERING OF
                      $110 MILLION CONVERTIBLE SENIOR NOTES

        BOARD AUTHORIZES NEW SHARE REPURCHASE PROGRAM UP TO $100 MILLION


HOUSTON - October 14, 2003 - Men's Wearhouse (NYSE: MW) announced today its intention to sell, subject to market and other conditions, $110 million aggregate principal amount of its Convertible Senior Notes due 2023 in a private, unregistered offering to "qualified institutional buyers," pursuant to Rule 144A under the Securities Act of 1933, as amended. MW intends to grant the initial purchasers a 13 day option to purchase up to an additional $20 million aggregate principal amount of the notes. The notes will be convertible into shares of MW's common stock, subject to certain conditions.

Simultaneously with its approval of this offering, the Board of Directors authorized a new stock purchase program for the repurchase of up to $100 million of MW stock in the open market or in private transactions.

Concurrently with this offering, MW intends to use up to approximately $50 million of the net proceeds to purchase shares of its common stock from purchasers of the notes in negotiated transactions. In conjunction with the initial purchasers' option to purchase additional notes, MW may purchase additional shares of its common stock. MW also intends to use approximately $43.2 million to repay its existing Canadian term loan. MW intends to use the balance of the net proceeds for general corporate purposes, which may include additional purchases of its common stock under its share repurchase program.

The notes will be offered only to "qualified institutional buyers", in accordance with Rule 144A under the Securities Act of 1933. The notes to be offered and the shares of common stock issuable upon conversion of the notes will not be registered under the Securities Act of 1933 or the securities or blue sky laws of any jurisdiction and, unless registered, may not be offered or sold except pursuant to an exception from the registration requirements of the Securities Act and the applicable securities laws of any other jurisdictions. This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the notes or the shares of common stock issuable upon conversion of the notes, and

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shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Safe Harbor Regarding Forward-Looking Statements

Certain statements contained in this press release may be forward-looking statements under federal securities laws. MW intends that any forward-looking statements be subject to the safe-harbor created by those laws. Such statements reflect the current views of MW with respect to future events and are subject to certain risks, uncertainties and assumptions. Although MW believes that the expectations reflected in such forward-looking statements are reasonable, should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual future results or events may vary materially from those described herein.

The forward-looking statements include, but are not limited to, (i) the expectation that MW will issue the notes and (ii) the expectations regarding use of the net proceeds from this offering. MW cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include, but are not limited to, (a) the market for convertible debt instruments and (b) the interest rate environment. Additional information on these and other factors is contained in MW's Annual Report on Form 10-K for the year ended February 1, 2003 and our other periodic filings with the Securities and Exchange Commission. MW assumes no obligation to update the forward-looking statements contained in this press release.

Founded in 1973, Men's Wearhouse is one of North America's largest specialty retailers of men's apparel with 686 stores as of fiscal month ended September 2003. The stores carry a full selection of designer, brand name and private label suits, sport coats, furnishings and accessories. The company also operates the second largest manufacturing facility of men's suits, sport coats and slacks in Canada, most of which is used to supply the Moores stores.

For additional information, please visit the company's website at www.menswearhouse.com.



             CONTACT: Claudia Pruitt, Men's Wearhouse (713) 592-7200
                        Ken Dennard, DRG&E (713) 529-6600

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